Exhibit 23a


                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 14, 1997, with respect to the financial statements of Wolohan Lumber Co. for the years ended December 28, 1996 and December 31, 1995, included in its Annual Report (Form 10-K) for the year ended December 27, 1997.


                                            /s/ Ernst & Young,LLP



Detroit, Michigan
March 6, 1998